Exhibit 99.1

For immediate release:	Pfizer U.S. Media contact:
December 19, 2018	Joan Campion
212-733-2798
Joan.Campion@pfizer.com

Pfizer Europe Media Contact:
Andrew Widger
+44-1737-330909
Andrew.Widger@pfizer.com

Investor Contact:
Charles Triano
212-733-3901
Charles.E.Triano@pfizer.com

PFIZER AND GLAXOSMITHKLINE ANNOUNCE JOINT VENTURE TO CREATE A PREMIER GLOBAL CONSUMER HEALTHCARE COMPANY
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Establishes a new focused global consumer healthcare business with the independence and sustainability to deliver significant value
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Equity split of 32% Pfizer and 68% GlaxoSmithKline

NEW YORK, NY, December 19 - Pfizer Inc. (NYSE: PFE) and GlaxoSmithKline plc (NYSE:GSK) today announced they have entered into an agreement to create a premier global consumer healthcare company with robust iconic brands. The Boards of Directors of both companies have unanimously approved the transaction under which Pfizer will contribute its consumer healthcare business to GlaxoSmithKline’s existing consumer healthcare business. The 2017 global sales for the combined business were approximately $12.7 billion.

“We are pleased to announce this new joint venture for Pfizer Consumer Healthcare, delivering on our commitment to complete the strategic review for this business in 2018,” stated Ian Read, chairman and current chief executive officer, Pfizer. “Pfizer and GSK have an excellent track record of creating successful collaborations, and we look forward to working together again to unlock the potential of our combined consumer healthcare businesses.”

Under the terms of the transaction, Pfizer will receive a 32% equity stake in the joint venture, entitling Pfizer to its pro rata share of the joint venture’s earnings and dividends, which will be paid on a quarterly basis. Pfizer will have the right to appoint three out of the nine members of the joint venture’s board. The transaction is expected to deliver $650 million in peak cost synergies and to be slightly accretive for Pfizer in each of the first three years after the close of the transaction, which is anticipated during the second half of 2019, subject to receipt of GSK shareholder approval and regulatory approvals, and satisfaction of other customary closing conditions.

As Pfizer will own less than 50% of the joint venture, Pfizer anticipates deconsolidating Pfizer Consumer Healthcare from its financial statements following the closing of the transaction. In the near- to medium-term, this deconsolidation is not expected to have a material impact on Pfizer’s top-line growth. In addition, given the Consumer Healthcare business records lower margins than Pfizer’s other businesses, the deconsolidation is expected to have a slight positive impact on Pfizer’s operating margins over the next several years.

Following the integration of the combined business, GSK intends to separate the joint venture as an independent company via a demerger of its equity interest to its shareholders and a listing of the Consumer Healthcare business on the UK equity market. GSK will have the sole right to decide whether and when to initiate a separation and listing for a period of five years from closing of the proposed transaction. GSK may also sell all or part of its stake in the joint venture in a contemporaneous IPO.

Should a separation and listing occur during the first five years after closing, Pfizer has the option to participate through the distribution of its equity interest in the joint venture to its shareholders or the sale of its equity interest in a contemporaneous IPO. After the fifth anniversary of the closing of the proposed transaction, both GSK and Pfizer will have the right to decide whether and when to initiate a separation and public listing of the joint venture.

“The combination of these leading businesses with distinct regional and category strengths will be more sustainable and broader in scope than either company individually,” said Albert Bourla, chief operating officer and incoming chief executive officer, Pfizer. “We believe that this joint venture is a great opportunity to ensure the future success of Pfizer Consumer Healthcare while unlocking meaningful after-tax value for Pfizer shareholders.”

The joint venture will be a category leader in pain relief, respiratory, vitamin and mineral supplements, digestive health, skin health and therapeutic oral health and will be the largest global consumer healthcare business. In addition, the joint venture is expected to be the first or second largest consumer healthcare player in key geographies, including the United States, Europe, China, India and Australasia. The joint venture will operate globally under the GSK Consumer Healthcare name.

“The transaction is a testament to the success of our Consumer Healthcare business, including its excellent reputation, talented colleagues, high-quality products and market reach,” said Chris Slager, president, Pfizer Consumer Healthcare. “The dedication and hard work of the Pfizer Consumer Healthcare team is impressive and inspiring.  I am proud of our colleagues around the world who are passionate about the success of this business and the important role it plays in empowering consumers to take health and wellness into their own hands.”

Emma Walmsley, GSK CEO, will be Chair of the new joint venture. Brian McNamara, currently CEO GSK Consumer Healthcare, will be CEO of the new joint venture and Tobias Hestler, currently CFO GSK Consumer Healthcare, will be CFO.

Until separation, the joint venture will be consolidated in GSK’s financial statements.

For the year ended December 31, 2017, the Pfizer Consumer Healthcare business recorded revenues of approximately $3.5 billion and the GSK Consumer Healthcare business recorded revenues of approximately $9.2 billion.

GSK has agreed to pay a break fee of $900 million if (i) the GSK Board of Directors changes, withdraws or qualifies its recommendation of the transaction to its shareholders for approval; (ii) GSK’s shareholders vote on the proposed transaction and do not approve it; or (iii) GSK’s shareholders do not approve the proposed transaction by September 30, 2019 (subject to extension in certain circumstances).

Centerview Partners LLC, Guggenheim Securities, LLC and Morgan Stanley & Co. LLC served as Pfizer’s financial advisors, Wachtell, Lipton, Rosen & Katz, and Clifford Chance LLP served as its legal advisors, and Skadden, Arps, Slate, Meagher & Flom LLP served as its tax advisor.

DISCLOSURE NOTICE: The information contained in this release is as of December 19, 2018. Pfizer assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information related to Pfizer, Pfizer’s and GSK’s consumer healthcare businesses and an agreement to create a joint venture to combine Pfizer’s and GSK’s consumer healthcare businesses that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed joint venture and transaction, anticipated accretion and cost savings, the companies’ plans, objectives, expectations and intentions, the financial condition, results of operations and business of the proposed joint venture, the proposed joint venture’s products and potential, the anticipated impact of the deconsolidation of the Pfizer Consumer Healthcare business from Pfizer’s financial statements, GSK’s future plans to separate the joint venture as an independent company, and the anticipated timing of closing of the transaction. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the transaction (including the failure to obtain necessary regulatory and GSK shareholder approvals) in the anticipated timeframe or at all and the possibility that the transaction does not close; risks related to the ability to realize the anticipated benefits of the transaction, including the possibility that the expected benefits and cost savings from the proposed transaction will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; the possibility that a future separation of the joint venture may not occur; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of the announcement or the consummation of the proposed transaction on the market price of Pfizer’s common stock and on Pfizer’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; and competitive developments.

A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results,” as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.pfizer.com.

Revenues of GSK’s Consumer Healthcare business included in this release were provided by GSK Consumer Healthcare management and converted from pounds sterling to U.S. dollars at an exchange rate of 1.30.

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